CHAPARRAL ENERGY, LLC
LONG-TERM CASH INCENTIVE PLAN
ARTICLE I.
Name and Purpose of Plan
1.1    Establishment. Chaparral Energy, L.L.C. hereby adopts this Chaparral Energy, LLC Long-Term Cash Incentive Plan (“Plan”) effective August 7, 2015. The Plan is designed to retain and incentivize key employees of the Company or any Affiliate.
1.2    Type of Plan. This Plan shall be considered a “bonus plan” sponsored by the Company solely for the purpose of providing additional compensation to key employees who contribute materially to the continued growth, development and future business success of the Company. This Plan does not provide for retirement income or the deferral of compensation.
ARTICLE II.
Definitions and Construction
2.1    Definitions. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.
(a)    “Affiliate” shall mean a corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).
(b)    “Beneficiary” shall mean that person designated by the Eligible Employee who would be entitled to receive amounts otherwise payable to such Eligible Employee under this Plan in the event of the death of the Eligible Employee.
(c)    “Board” shall mean the Board of Directors of the Company.
(d)    “Incentive Award” shall mean the amount, if any, earned by an Eligible Employee in accordance with Article III for a particular Plan Year.
(e)    “Cause” means (A) Eligible Employee’s conviction by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony or entering the plea of nolo contendere to such crime by the Eligible Employee; (B) the commission by an Eligible Employee of a material act of fraud upon the Company or any Affiliated Entity; (C) the material misappropriation of funds or property of the Company or any Affiliated Entity by an Eligible Employee; (D) the knowing violation of the Company’s Code of Business Conduct and Ethics by an Eligible Employee; or (E) the willful, material and repeated nonperformance of an Eligible Employee’s duties to the Company or any Affiliate (other than by reason of an Eligible Employee’s illness or incapacity).
(f)    “Change of Control” means:
1.The consummation of any transaction or series of related transactions involving the sale of Chaparral Energy, Inc.’s outstanding securities (but excluding a public offering of Chaparral Energy, Inc.’s capital stock) for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an Affiliate thereof and which result in Chaparral Energy, Inc.’s shareholders (or their Affiliates) immediately prior to such transaction not holding at least a majority of the voting power of the surviving or continuing entity following such transaction; or
2.The consummation by Chaparral Energy, Inc. (whether directly involving Chaparral Energy, Inc. or indirectly involving Chaparral Energy, Inc. through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of Chaparral Energy, Inc.’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction which results in Chaparral Energy, Inc.’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of Chaparral Energy, Inc. or the person that, as a result of the transaction, controls, directly or indirectly, Chaparral Energy, Inc. or owns, directly or indirectly, all or substantially all of Chaparral Energy, Inc.’s assets or otherwise succeeds to the business of Chaparral Energy, Inc. ( Chaparral Energy, Inc. or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction.
(g)    “Company” shall mean Chaparral Energy, LLC, or its successor.
(h)    “Compensation Committee” means the Compensation Committee of the Board.
(i)    “Disability” shall mean the Eligible Employee is unable to continue employment by reason of any medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Plan Committee.
(j)    “Eligible Employee” shall mean an employee of the Company or an Affiliate who has been selected to be eligible for an Incentive Award in accordance with Section 3.1. For the purposes of the Plan, no Officer of the Company is an Eligible Employee.
(k)    “First Vesting” shall mean the first vesting of an Incentive Award made in accordance with Section 3.3(a).
(l)    “Fourth Vesting” shall mean the fourth vesting of an Incentive Award made in accordance with Section 3.3(d).
(m)    “Granting Date” shall mean the first day of a Plan Year during which an Incentive Award is granted to an Eligible Employee in accordance with Section 3.1(a), or the employment date of a subsequently hired Eligible Employee in accordance with Section 3.1(b).
(n)    “Plan” shall mean the Chaparral Energy, LLC Long-Term Cash Incentive Plan, as set forth in this instrument, and as hereafter amended from time to time.
(o)    “Plan Committee” shall mean the Executive Committee of the Company.
(p)    “Plan Year” shall begin September 1 and end August 31 of the following year.
(q)    “Second Vesting” shall mean the second vesting of an Incentive Award made in accordance with Section 3.3(b).
(r)    “Separation from Service” shall mean a termination of employment that constitutes a “separation from service” as defined by, and determined by the Plan Committee in accordance with, Section 409A of the Internal Revenue Code.
(s)    “Third Vesting” shall mean the third vesting of an Incentive Award made in accordance with Section 3.3(c).
2.2    Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.
2.3    Participation Consideration for Future Services. Selection of an employee by the Plan Committee for participation in any Plan Year will be deemed to be for all purposes in consideration of future services to be rendered by the employee to the Company or an Affiliate.
ARTICLE III.
Determination, Vesting and Payment of Incentive Awards
3.1    Selection for Participation.
(a)    In General. Selection of employees for participation in the Plan shall be in the sole and absolute discretion of the Plan Committee. Participation in the Plan for one Plan Year does not ensure selection for participation in another Plan Year. Incentive Awards will be granted on the first day of the Plan Year, or as otherwise expressly set out in the Plan, and will vest as described in Section 3.3.
(b)    New Hires. The Plan Committee may select a newly hired employee of the Company or any affiliate for participation in the Plan Year in which such employee is hired. If an Eligible Employee is selected to participate in the Plan after the first day of the Plan Year, the Incentive Award for that Plan Year will be prorated based upon the number of days the Eligible Employee worked for the Company after selection for participation during the Plan Year.
3.2    Determination of Incentive Award. On an annual basis the Plan Committee shall determine the potential Incentive Award for each Eligible Employee selected to receive an Incentive Award for the Plan Year consistent with the position of the Eligible Employee.
3.3    Vesting and Payment of Incentive Award. To the extent an Eligible Employee satisfies the conditions set forth in Section 3.4, an Incentive Award granted for a Plan Year shall vest over a four year period as follows:
(a)    First Vesting. One-fourth (1/4) of the Incentive Award shall vest on the last day of the first Plan Year during which the grant is made (“First Vesting Date”). Payment of the first vested portion of the Inventive Award will be made within thirty (30) days of the First Vesting Date.
(b)    Second Vesting. One-fourth (1/4) of the Incentive Award shall vest on the last day of the second Plan Year following the Granting Date (“Second Vesting Date”). Payment of the second vested portion of the Inventive Award will be made within thirty (30) days of the Second Vesting Date.
(c)    Third Vesting. One-fourth (1/4) of the Incentive Award shall vest on the last day of the third Plan Year following the Granting Date (“Third Vesting Date”). Payment of the third vested portion of the Inventive Award will be made within thirty (30) days of the Third Vesting Date.
(d)    Fourth Vesting. One-fourth (1/4) of the Incentive Award shall vest on the last day of the fourth Plan Year following the Granting Date (“Fourth Vesting Date”). Payment of the fourth vested portion of the Inventive Award will be made within thirty (30) days of the Fourth Vesting Date.
3.4    Forfeiture/Vesting of Incentive Award Installments.
(a)    Forfeiture of Incentive Award. If an Eligible Employee is not employed by the Company on the last day of the Plan Year, no Incentive Award shall be earned and no Incentive Award shall vest for such Plan Year. Any Incentive Award that does not vest because the Eligible Employee is no longer employed by the company on the Vesting Date is forever forfeited by the Eligible Employee.
(b)    Employment Required for Vesting. An Eligible Employee must continuously remain employed with the Company or an Affiliate (i) through the First Vesting Date to be entitled to payment of the First Vesting of the Incentive Award; (ii) through the Second Vesting Date to be entitled to receive payment of the Second Vesting of an Incentive Award; (iii) through the Third Vesting Date to be entitled to receive payment of the Third Vesting of an Incentive Award; and (iv) through the Fourth Vesting Date to be entitled to receive payment of the Fourth Vesting of an Incentive Award.
(c)    Accelerated Vesting. Notwithstanding anything in the contrary in this Section 3.4, if an Incentive Award for a Plan Year has been awarded and earned under Section 3.4 but is not fully vested and paid, upon (i) an Eligible Employee’s death; (ii) an Eligible Employee’s involuntary Separation from Service without Cause subsequent to a Change of Control; or (iii) an Eligible Employee’s Separation from Service due to Disability, the Eligible Employee or the Beneficiary or personal representative of a deceased Eligible Employee, as applicable, any unvested portion of such Incentive Award shall be immediately vested and such amounts will be paid in a lump sum within 60 days of the occurrence of the event. Separation from Service for any other reason prior to the vesting date will result in forfeiture of all unvested Incentive Awards.
ARTICLE IV.
General Benefit Provisions
4.1    Restrictions on Alienation of Benefits. No right or benefit under this Plan shall be subject in any manner to garnishment, attachment, anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, execution or the claims of creditors, either voluntarily or involuntarily, and any attempt to so garnish, attach, anticipate, alienate, sell, transfer, assign, pledge, encumber, levy or execute on the same shall be null and void, and neither shall such benefits or beneficial interests be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable. If any Eligible Employee under this Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to any Incentive Award earned under the Plan, then such Incentive Award may, in the sole discretion of the Plan Committee, be forfeited and canceled for all purposes.
4.2    No Trust. No action under this Plan by the Company, the Board or Plan Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Eligible Employee, his Beneficiary, or any other persons otherwise entitled to his Incentive Award. The status of the Eligible Employee and his Beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Eligible Employee or his Beneficiaries, or to be security for the performance of the obligations of the Company or any Affiliate, but shall be, and remain a general, unpledged and unrestricted asset of the Company, at all times subject to the claims of general creditors of the Company.
4.3    Withholding for Income and Employment Taxes. Since all amounts to be paid hereunder are to be considered a supplemental compensation paid for services rendered by the Eligible Employee, the Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to any payments made under this Plan, and accordingly, all amounts payable under this Plan shall be subject to and reduced by the amount of such taxes.
4.4    No Interest on Incentive Award. All Incentive Awards will be paid without interest or investment earnings of any kind whatsoever.
ARTICLE V.
Provisions Relating to Eligible Employees
5.1    Information Required of Eligible Employees. Payment of Incentive Awards shall begin as of the payment date(s) provided in this Plan and no formal claim shall be required. The Plan Committee may make reasonable requests of Eligible Employees and Beneficiaries to furnish information, which is reasonably necessary and appropriate to the orderly administration of the Plan.
5.2    Benefits Payable to Incompetents. Any benefits payable hereunder to a minor or other person under legal disability may be made, at the discretion of the Plan Committee, (i) directly to said person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of said person. The Plan Committee shall not be required to see to the application of any such payment and the payee’s receipt shall be a full and final discharge of the Plan Committee’s responsibility hereunder.
5.3    Conditions of Employment Not Affected by Plan. The establishment and maintenance of the Plan shall not be construed as conferring any legal rights upon any Eligible Employee to the continuation of employment with the Company or any Affiliate, nor shall the Plan interfere with the rights of the Company or any Affiliate to discharge any Eligible Employee with or without cause.
ARTICLE VI.
Administration
6.1    Administration of the Plan. The Plan shall be administered by the Plan Committee.
Subject to the provisions of the Plan, the Plan Committee shall have exclusive power to:
(d)    Select Eligible Employees for a Plan Year.
(e)    Determine the amount of Incentive Award, but generally in accordance with the compensation table established by the grade level classification of the employee.
(f)    Determine the terms, conditions, restrictions and/or limitations, if any, of an Incentive Award.
(g)    Take any and all other action they deem necessary or advisable for the proper operation or administration of the Plan.
6.2    Plan Committee to Make Rules and Interpret Plan. The Plan Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan, including any calculations necessary to determine the amount or existence of an Eligible Employee’s Incentive Award. The Plan Committee’s interpretation of the Plan and all decisions and determinations by the Plan Committee with respect to the Plan shall be final, binding, and conclusive on all parties.
ARTICLE VII.
Amendment, Termination and Forfeiture
7.1    Right to Amend Plan. The Plan may be amended by the Company from time to time in any respect whatever by resolution of the Compensation Committee adopting such amendment. Any amendments may be made retroactively, where in the judgment of the Compensation Committee retroactive application is necessary or advisable.
7.2    Right to Terminate Plan. The Company expressly reserves the right to terminate this Plan in whole or in part at any time. The Company shall determine a proposed date of termination, and the Plan Committee shall notify the Eligible Employees. Provided, the termination of the Plan shall not interfere with the continued vesting and payment of a previously granted Incentive Award in accordance with the provisions of the Plan, assuming the Plan had continued in existence. Such rights shall continue to be governed by the terms and provisions of this Plan after such date of termination.
ARTICLE VIII.
Miscellaneous Provisions
8.1    Articles and Section Titles and Headings. The titles and headings at the beginning of each Article and Section shall not be considered in construing the meaning of any provisions in this Plan.
8.2    Supersedes Prior Plans. This Plan, when executed, replaces, supersedes and nullifies any previously adopted Long Term Cash Incentive Plan adopted by the Company.
8.3    Laws of Oklahoma to Govern. The provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Oklahoma.
The Compensation Committee has adopted this Plan, to be effective the ___ day of August 2015.
CHAPARRAL ENERGY, LLC
By:
Mark A. Fischer
Manager & Chief Executive Officer